Exhibit 99.1

Armstrong World Industries Announces Revised Full Year Guidance

LANCASTER, Pa., October 13, 2014 —Armstrong World Industries, Inc. (NYSE: AWI, the “Company”) announced that, following its assessment of preliminary third quarter results and projections for the fourth quarter of 2014, it is revising its full year expectations for sales and adjusted EBITDA. For 2014, the Company now expects sales to be in the range of $2,680 million to $2,720 (1) million and adjusted EBITDA to be in the range of $355 million to $375 (1) million. The Company also announced that it expects to report third quarter adjusted EBITDA within the previously forecasted $110 to $130 million range and sales below the previously forecasted $740 to $780 million range when it releases its third quarter results on Monday, October 27, 2014.

“Unfortunately, our outlook for 2014 does not align with our prior expectations, which is disappointing for all of us,” said Matt Espe, CEO. “Although the macroeconomic environment has weakened slightly versus our previous guidance, primarily impacting U.S. residential, Australia and Europe, market conditions alone did not necessitate this outlook adjustment. Our adjustment is driven primarily by intensifying price pressure and capacity utilization challenges impacting our European flooring business, for which we continue to evaluate strategic alternatives; a faster than anticipated share shift to LVT and away from traditional residential resilient products in North America; and continued price pressure and competition in our wood business. We expect our global ceilings and North American commercial flooring businesses to remain on plan within the context of our prior guidance.”

The Company will report its third quarter 2014 results via a webcast and conference call for investors on Monday, October 27 at 11:00 a.m. Eastern time. Conference call / webcast information and the accompanying slide presentation will be available on the Investor Relations page of www.armstrong.com. A replay of the call will be available via webcast on the Investor Relations page of www.armstrong.com for up to one year after the date of the call. To participate by telephone, please dial: (877) 312-9198 (U.S./Canada), (631) 291-4622 (International) and reference Conference ID 9686369. News media may listen only.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results guidance, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors and ceiling systems. In 2013, Armstrong’s consolidated net sales from continuing operations totaled approximately $2.7 billion. As of June 30, 2014, Armstrong operated 35 plants in eight countries and had approximately 8,600 employees worldwide. For more information, visit www.armstrong.com.

(1)	Sales guidance includes the impact of foreign exchange. Guidance metrics, other than sales, are presented using 2014 budgeted foreign exchange rates.

Source: Armstrong World Industries